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                                                                  Exhibit 10.4
                              MANAGEMENT AGREEMENT


This Management Agreement (the "Agreement") is made and entered into as of the 30th day of November, 2000, by and between PRI Automation Inc., a corporation duly organized and existing under the laws of the State of Massachusetts, U.S.A., with its registered office at 805 Middlesex Turnpike, Billerica, MA 01821 U.S.A., (the "PRI"), and Wan Keun Lee, ("WK Lee"), a citizen of the Republic of Korea and the majority shareholder of Shinsung Eng Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea (the "Company").

WHEREAS, on or before the execution of this Agreement, PRI shall enter into a Share Subscription Agreement with the Company for the subscription and purchase of shares in the Company;

WHEREAS, as a condition of its subscription and purchase of shares in the Company, PRI shall be entitled to representation on the Board of Directors of the Company in accordance with the terms and conditions provided hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereunder, the Parties agree as follows:


ARTICLE 1.     INTERPRETATION

Capitalized terms used herein shall have the same meaning as defined in the Share Subscription Agreement.


ARTICLE 2.     MANAGEMENT OF THE COMPANY

2.1 MANAGEMENT. Responsibility for the management, direction and control of the Company shall be vested in the Board of Directors of the Company. The Board of Directors may delegate authority for the management of the Company to officers of the Company in accordance with resolutions duly passed and consistent with the Company's Articles of Incorporation and mandatory provisions of law.

2.2 BOARD OF DIRECTORS. WK Lee shall be obligated to take all actions necessary, including, but not limited to, exercising all his voting rights in the Company, to ensure that, on and after the closing date of the Share Subscription Agreement:

         (i)      the Board of Directors of the Company shall consist of five
                  (5) members;

         (ii) among the members of the Board of Directors, such number of the nominees of PRI as is proportionate to the shareholding ratio of PRI in


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                  the Company (but in no event less than one) shall be elected as the member(s) of the Board of Directors of the Company; and

         (iii) the directors of the Company, including such directors nominated by PRI, shall be indemnified and held harmless to the maximum extent permitted by law for any claims, losses or damages arising in connection with any action taken by them as directors of the Company.

2.3 MEETINGS AND NOTICE. Meetings of the Board of Directors shall be held at least once every calendar quarter in Seoul or such other place as the Parties may otherwise agree and all expenses incurred by the directors or observers in attending the board meetings shall be reimbursed, free of withholding taxes, by the Company. Meetings of the Board of Directors may be called at any time by the Representative Director provided that notice is provided to the Directors as required by this Article 2.3, and meetings of the Board of Directors shall be called by the Representative Director or any Director then in office. The Representative Director of the Company shall send written notice of meetings of the Board of Directors by not later than fourteen (14) days prior to the date of the meeting, setting forth the date, time and place of the meeting and the agenda to be discussed at the meeting.

2.4 RESOLUTIONS. Subject to the provisions of Article 2.5 hereof, unless otherwise provided by applicable law, all actions taken and resolutions adopted at a meeting of the Board of Directors shall be taken or adopted by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

2.5 RESERVED MATTERS. Notwithstanding the provisions of Article 2.4, in relation to any of the matters set forth below in this Article 2.5, WK Lee and PRI shall cast, and/or shall have their respective nominee(s) at the Board of Directors of the Company cast, their votes at a meeting of the Board of Directors only in accordance with the mutual prior written agreement by and between WK Lee and PRI:

         (a) The incurrence of indebtedness other than indebtedness incurred in the Ordinary Course of Business in accordance with the business plan approved by the Board of Directors, repurchase of indebtedness or payment of indebtedness prior to the applicable due date therefor;

         (b) Investments amounting to thirty per cent (30%) of the total paid-in capital amount of the Company or more;

         (c) The sale or disposition of assets having a value in excess of twenty per cent (20%) of the book value of the whole assets of the Company; and

         (d) The creation of any committee of the Board of Directors or the delegation of any power to the Board of Directors.


ARTICLE 3.     MAXIMUM SHAREHOLDING RATIO OF PRI


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PRI hereby agrees that it shall exercise the warrants under the Subject Bond with Warrants only to the extent that its shareholding ratio in the Company, on a fully diluted basis after its exercise of the warrants, reaches 19.5% of the total issued and outstanding shares of the Company. WK Lee shall have the right to purchase any remaining warrants from PRI at the fair market value as determined by using the Black Scholes option model.

PRI further agrees that, except for (a) its subscription of the Subject Shares and the acquisition of the additional shares upon exercise of the warrants as set forth in the Subscription Agreement and this Agreement and (b) acquisition of additional shares from the Company upon bonus issue of shares, stock dividends, stock division or issue of new shares to the existing shareholders of the Company, PRI shall not purchase any additional shares of the Company from the securities market or the over-the-counter market to the extent that its shareholding ratio in the Company exceeds 19.5% of the total issued and outstanding shares of the Company.


ARTICLE 4.     TERM

This Agreement shall be effective upon its execution by the Parties and shall continue in full force and effect so long as PRI shall remain a shareholder of the Company with not less than five percent (5%) of the total issued and outstanding shares of the Company.


ARTICLE 5.     ARTICLES OF INCORPORATION OF THE COMPANY

The Articles of Incorporation of the Company shall be in conformity with the terms and conditions of this Agreement. If any discrepancy is found between this Agreement and the Articles of Incorporation of the Company, the parties shall promptly amend the Articles of Incorporation of the Company to make them consistent with this Agreement.


ARTICLE 6.     MISCELLANEOUS

6.1 GOVERNING LAW. This Agreement and all disputes arising out of or in connection with this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the Republic of Korea.

6.2 DISPUTE RESOLUTION. Any dispute, controversy, claim or disagreement arising under, from or relating to this Agreement or the breach thereof shall be finally settled by an arbitration in Seoul, Korea by three (3) arbitrators in accordance with the ICC Rules for International Arbitration then in effect.

6.3 ASSIGNMENT. Neither party may assign this Agreement or any of the rights or obligations hereunder to any third party.


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6.4      WAIVER. The failure of either party to enforce at any time any provision of this Agreement shall not constitute a waiver thereof, or a waiver of the right to thereafter enforce such provision, or to claim damages or to terminate this Agreement for any subsequent or continuing breach or default of such or any other provision.

6.5 ENTIRETY AND MODIFICATION. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, and representations concerning the subject matter hereof. No modification of, addition to, or waiver of any of the terms of this Agreement shall be effective unless set forth in writing signed by each of the Parties hereto.

6.6 SEVERABILITY. If any provision hereof is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.


IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the day and year first above written


Wan Keun Lee                                        PRI Automation Inc.


/s/ W.K. LEE                                        /s/ MITCHELL G. TYSON
-------------------                                 -------------------------
Name: Wan Keun Lee                                  Name: Mitchell G. Tyson
Title: President                                    Title: President and CEO


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